Exhibit 10.14

AMENDMENT NUMBER ONE
to the
MASTER REPURCHASE AGREEMENT
dated as of March 25, 2011
between
BARCLAYS BANK PLC
and
NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER ONE (this “Amendment”) is made as of this 29th day of February, 2012, by and between Barclays Bank PLC (“Purchaser” and “Agent”) and Nationstar Mortgage LLC (“Seller”), to that certain Master Repurchase Agreement, dated as of March 25, 2011 (as amended by that certain Amendment and Waiver, dated as of February 17, 2012, by and between Purchaser and Seller, and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and between Purchaser and Seller.

WHEREAS, Purchaser, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of February 29, 2012 (the “Effective Date”), the Repurchase Agreement is hereby amended as follows:

(a)Section 2(a) of the Repurchase Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following (modified text underlined for review purposes):

“Maturity Date” means Feburary 27, 2013.
(b)Section 2(a) of the Repurchase Agreement is hereby amended by deleting the definition of “Maximum Time on Facility” in its entirety and replacing it with the following (modified text underlined for review purposes):

“Maximum Time on Facility” means for each Eligible Mortgage Loan (other than Wet-Ink Mortgage Loans), the maximum number of days such Eligible Mortgage Loan may be subject to a Transaction (whether or not continuous) is (i) forty-five (45) days for Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans, (ii) sixty (60) days for Ginnie Mae Mortgage Loans, and (iii) ninety (90) days for Jumbo Mortgage Loans. Wet-Ink Mortgage Loans shall have the aging restrictions set forth in the Pricing Side Letter.
(c)Section 2(a) of the Repurchase Agreement is hereby amended by deleting the definition of “Mortgage Loan” in its entirety and replacing it with the following (modified text underlined for review purposes):

“Mortgage Loan” means a Jumbo Mortgage Loan, a Ginnie Mae Mortgage Loan, a Fannie Mae Mortgage Loan or a Freddie Mac Mortgage Loan.
(d)Section 2(a) of the Repurchase Agreement is hereby amended by deleting the definition of “Wet-Ink Mortgage Loan” in its entirety and replacing it with the following (modified text underlined for review purposes):

“Wet-Ink Mortgage Loan” means a Mortgage Loan (other than a Jumbo Mortgage Loan) that Seller is selling to Purchaser simultaneously with the origination thereof that is funded as part, either directly or indirectly, with the Purchase Price paid by Purchaser hereunder and prior to receipt by Purchaser or its Custodian of the original Mortgage Note.
(e)Section 2(a) of the Repurchase Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Jumbo Mortgage Loan” means a first lien mortgage loan that is underwritten as a jumbo mortgage loan in compliance with Purchaser's underwriting guidelines.
“Streamline Mortgage Loans” means any Mortgage Loan that is refinanced pursuant to the U.S. government's Home Affordable Refinance Program, the FHA Streamline Refinance program or the VA Interest Rate Reduction Refinancing program.
(f)Exhibit B to the Repurchase Agreement is hereby amended by deleting clause “(f)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(f)    Such Mortgage Loan (other than a Jumbo Mortgage Loan) is either (i) insured by the FHA under the National Housing Act, guaranteed by the VA under the Servicemen's Readjustment Act of 1944 or (ii) with respect to Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans, is otherwise eligible to be insured or guaranteed in accordance with the requirements of the applicable Agency Program and, in either case, such Mortgage Loan is not subject to any defect that would prevent recovery in full or in part against the FHA, VA or other insurer or guarantor, as the case may be;
(g)Exhibit B to the Repurchase Agreement is hereby amended by deleting clause “(i)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(i)    Each Mortgage Loan (other than a Jumbo Mortgage Loan) is eligible for sale to the Applicable Agency and fully complies with all of the terms and conditions, including any covenants, representations and warranties, in the applicable Agency Guide and eligible for securitization by and/or sale to Fannie Mae, Freddie Mac or eligible for inclusion in a Ginnie Mae MBS pool;
(h)Exhibit B to the Repurchase Agreement is hereby amended by deleting clause “(o)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(o)    With respect to any Mortgage Loan (other than a Streamline Mortgage Loan), on the Origination Date the related Mortgagor's FICO Score was equal to or greater than 550 (for this purpose, it being acknowledged that the related Mortgagor shall be deemed to have a FICO Score of zero where no FICO Score is available);
(i)Exhibit B to the Repurchase Agreement is hereby amended by deleting clause “(r)” thereof in its entirety and replacing it with the following:

(r)    Each Streamline Mortgage Loan fully complies with all applicable terms and conditions, including any covenants, representations and warranties, of the related Agency Guide, the FHA regulations and the VA regulations, as applicable, unless the Seller has obtained a waiver in respect of any such noncompliance from the related Agency, FHA or VA, as applicable;

(j)Exhibit B to the Repurchase Agreement is hereby amended by deleting clause “(v)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

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(v)    The Mortgage Loan does not have a loan-to-value ratio in excess of what is permitted under the Pricing Side Letter or the Agency Guides for mortgage loans of the same type as the Mortgage Loans; provided, that if any Mortgage Loan fails to comply with any loan-to-value representations and warranties required by any Agency, then Seller has obtained a waiver in respect of any such noncompliance from such Agency;
(k)Section 14(g)(ii) of the Repurchase Agreement is hereby amended by deleting clause “(A)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(A)    Seller's Tangible Net Worth shall at all times exceed $175,000,000;
SECTION 2.    Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement. In addition, as condition precedent to the effectiveness of this Amendment, Seller shall have paid to Purchaser the Structuring Fee in an amount equal to $980,000 in accordance with Section 2 of the MRA Pricing Side Letter.

SECTION 3.    Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.

SECTION 4.    Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 5.    Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

SECTION 6.    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.    Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
Purchaser and Agent
By: /s/ Ellen V. Kiernan__________________
Name: Ellen V. Kiernan
Title: Director
NATIONSTAR MORTGAGE LLC,
Seller
By: /s/ Gregory A. Oniu___________________
Name: Gregory A. Oniu
Title: Senior Vice President